SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

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    (2))

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[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to ' 240.14a-11(c) or  ' 240.14a-12

                                METALS USA, INC.
                           ---------------------------

                (Name of Registrant as Specified In Its Charter)

                ------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

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[X] No fee required.

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[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
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
                               [METALS USA LOGO]

                                April 17, 2000


To Our Stockholders:

      On behalf of the Board of Directors, I cordially invite all stockholders to attend the Annual Meeting of Metals USA, Inc. to be held on Wednesday, May 17, 2000, at 10:00 a.m. at The Omni, Four Riverway, Houston, Texas 77056. Proxy materials, which include a Notice of the Meeting, Proxy Statement and proxy card, are enclosed with this letter. The Company's 1999 Annual Report and Form 10-K which are not a part of the proxy materials, are also enclosed and provide additional information regarding the financial results of the Company for the year ended December 31, 1999.

      We hope that you will be able to attend the Annual Meeting. Your vote is important. Whether you plan to attend or not, please execute and return the proxy card in the enclosed envelope, or vote electronically as described on the proxy card, so that your shares will be represented. If you are able to attend the meeting in person, you may revoke your proxy and vote your shares in person. If your shares are not registered in your own name and you would like to attend the meeting, please ask the broker, trust, bank or other nominee that holds the shares to provide you with evidence of your share ownership.

      We are pleased to offer stockholders the opportunity to receive future annual reports and proxy materials electronically over the Internet. You can consent to participate in this program in the future as described on the enclosed proxy card.

      We look forward to seeing you at the meeting.

                                    Sincerely,


                                    J. Michael Kirksey
                                    President and Chief Executive Officer

                               Metals USA, Inc.
                           Three Riverway, Suite 600
                             Houston, Texas 77056
                     -------------------------------------

                 NOTICE OF 2000 ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 17, 2000
                     -------------------------------------



TO THE STOCKHOLDERS:

      The 2000 Annual Meeting of Stockholders of Metals USA, Inc., (the "Company"), will be held at The Omni, Four Riverway, Houston, Texas 77056 at 10:00 a.m. on Wednesday, May 17, 2000, for the following purposes:

      1. To elect four Class III directors of the Company to hold office until the third succeeding annual meeting of stockholders after their election (the 2003 Annual Meeting) and until their respective successors shall have been elected and qualified.

      2. To ratify the selection of Arthur Andersen LLP as the Company's independent certified public accountants to audit the Company's consolidated financial statements for the year ending December 31, 2000.

      3. To transact such other business as may properly be brought before the meeting or any adjournment thereof.

      The holders of record of the Company's common stock at the close of business on April 11, 2000 are entitled to notice of and to vote at the meeting with respect to all proposals. We urge you to sign and date the enclosed proxy card and return it promptly by mail in the enclosed envelope, or vote electronically as described on the proxy card, whether or not you plan to attend the meeting in person. If you do attend the meeting in person, you may withdraw your proxy and vote personally on all matters brought before the meeting.

                                    By Order of the Board of Directors,


                                    John A. Hageman
                                    Secretary

Houston, Texas
April 17, 2000

                               METALS USA, INC.
                           Three Riverway, Suite 600
                             Houston, Texas 77056
                          ---------------------------

                                PROXY STATEMENT

                          ---------------------------

                            MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 17, 2000

      This statement is furnished in connection with the solicitation of proxies by the Board of Directors of Metals USA, Inc., a Delaware corporation (the "Company"), for use at the Company's Annual Meeting of Stockholders and any postponement or adjournment thereof (the "Annual Meeting") to be held at The Omni, Four Riverway, Houston, Texas 77056 at 10:00 a.m. on Wednesday, May 17, 2000 for the purposes set forth in the notice attached hereto. This Proxy Statement and the accompanying proxy card are being mailed to stockholders on or about April 17, 2000.

RECORD DATE AND VOTING SECURITIES

      The Board of Directors has fixed the close of business on April 11, 2000 as the record date (the "Record Date") for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. At the close of business on the Record Date, the Company had outstanding and entitled to vote 36,513,572 shares of its common stock, par value $.01 per share ("Common Stock"), including 2,349,206 shares of Restricted Voting Common Stock. No other class of voting securities of the Company is outstanding. Each share of Common Stock other than the Restricted Voting Common Stock entitles the holder to one vote on each matter presented at the Annual Meeting, other than the election of directors. Each share of Restricted Voting Common Stock is entitled to 55% of the voting power attributable to the Company's Common Stock on all matters submitted to a vote of the holders of the Common Stock except for the election of Directors. The holders of Restricted Voting Common Stock, voting as a class, are entitled to elect one member of the Company's Board of Directors. The holders of Restricted Voting Common Stock elected Mr. Steven S. Harter as a Class I Director at the May 20, 1998 Stockholders' Meeting and therefore are not entitled to vote in the election of Directors at the May 17, 2000 Stockholders' Meeting. A proxy will be voted in the manner specified on the proxy, or if no manner is specified, will be voted in favor of the proposals set forth in the notice attached hereto.

      The presence of the holders of a majority of the issued and outstanding shares of Common Stock and Restricted Voting Common Stock of the Company entitled to vote at the Annual Meeting, either in person or represented by properly executed or electronic proxies, is necessary to constitute a quorum for the transaction of business at the Annual Meeting. If there are not sufficient shares represented in person or by proxy at the Annual Meeting to constitute a quorum, the Annual Meeting may be postponed or adjourned in order to permit further solicitation of proxies by the Company. Abstentions are counted as "shares present" at the meeting for purposes of determining the presence of a quorum while broker non-votes (which result when a broker holding shares for a beneficial owner has not received timely voting instructions on certain matters from such beneficial owner) are not considered "shares present" with respect to any matter.

      The election of directors will be determined by a plurality of the votes cast at the meeting by holders of shares of Common Stock. Accordingly, abstentions will have no effect on the outcome of the election of directors. Cumulative voting for the election of directors is not permitted. The approval of Proposal 2 (to ratify the selection of the Company's accountant) will be determined by a majority of the votes cast by holders of Common Stock and Restricted Voting Common Stock, and abstentions and non-votes will have no effect.

REVOCATION OF PROXY

      Stockholders submitting proxies may revoke them at any time before they are voted (i) by notifying John A. Hageman, Secretary of the Company, in writing of such revocation, (ii) by execution of a subsequent proxy sent to Mr. Hageman, or (iii) by attending the Annual Meeting in person and voting in person. Notices to Mr. Hageman referenced in (i) and (ii) should be directed to John A. Hageman, Secretary, Metals USA, Inc., Three Riverway, Suite 600, Houston, Texas 77056. Stockholders who submit proxies and attend the meeting to vote in person are requested to notify Mr. Hageman at the Annual Meeting of their intention to vote in person at the Annual Meeting.

SOLICITATION EXPENSES

      The expense of preparing, printing and mailing proxy solicitation materials will be borne by the Company. In addition to solicitation of proxies by mail, certain directors, officers, representatives and employees of the Company may solicit proxies by telephone and personal interview. Such individuals will not receive additional compensation from the Company for solicitation of proxies, but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. Banks, brokers and other custodians, nominees and fiduciaries also will be reimbursed by the Company for their reasonable expenses for sending proxy solicitation materials to the beneficial owners of Common Stock.

      The Company's Annual Report to Stockholders and Form 10-K are being mailed to all stockholders entitled to vote at the Annual Meeting. The Annual Report and Form 10-K do not constitute a part of the proxy solicitation material.

                      ELECTION OF DIRECTORS (Proposal 1)

      The Company's Amended and Restated Certificate of Incorporation provides for three classes of Directors as nearly equal in number as possible. The term of office of Class III directors expires at the 2000 Annual Meeting, the term of office of Class I directors expires at the 2001 Annual Meeting (I.E., one year of the term remaining), and the term of office of Class II directors expires at the 2002 Annual Meeting (I.E., two years of the term remaining). The Class III directors whose terms will expire at the 2000 Annual Meeting are A. Leon Jeffreys, Tommy E. Knight, Lester G. Peterson and T. William Porter, all of whom have been nominated and have agreed to stand for reelection at the 2000 Annual Meeting.

SPECIAL NOTE: Holders of Restricted Voting Common Stock, voting as a class, are entitled to elect one director to the Board. Such holders elected Mr. Steven S. Harter as a Class I (term expires 2001) Director at the May 20, 1998 Stockholders' Meeting and, therefore, are not entitled to vote in the election of directors at the May 17, 2000 meeting.

NOMINEES FOR ELECTION

      CLASS III - TERMS EXPIRING AT 2003 ANNUAL MEETING

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR MESSRS. JEFFREYS, KNIGHT, PETERSON AND PORTER AS DIRECTORS TO HOLD OFFICE UNTIL THE 2003 ANNUAL MEETING AND UNTIL THEIR SUCCESSORS ARE ELECTED AND QUALIFIED. THE SHARES OF COMMON STOCK REPRESENTED BY RETURNED PROXY CARDS WILL BE VOTED FOR THE ELECTION OF THESE NOMINEES UNLESS OTHERWISE SPECIFIED.

      Tommy E. Knight, 61, became a director on July 11, 1997. Mr. Knight, since 1964, was with Brown and Root, Inc., and served as its President and Chief Executive Officer from 1992 until his retirement in 1996.

      Lester G. Peterson, 59, became a director on July 11, 1997 and is Vice President of the Company's Heavy Carbon Steel Group. Since 1981, he has served as President of one of the Company's original founding subsidiaries, and is a member of the Wisconsin Board of the Steel Service Center Institute.

      T. William Porter, 59, became a director on July 11, 1997. He has been a partner with Porter & Hedges, L.L.P., a Houston, Texas law firm, since 1981. Mr. Porter is also a member of the Board of Directors of Gundle/SLT Environmental, Inc. and ITEQ, Inc.

      A. Leon Jeffreys, 70, became a director on October 21, 1997 and is Vice President of the Company's Heavy Carbon Steel Group. He is the founder of one of the Company's subsidiaries and has served as Chairman of its Board of Directors since its inception in 1966.

      The four nominees receiving the greatest number of votes cast will be elected as Class III directors, regardless of the number of shares, if any, withheld from voting for the election of such nominees.

INCUMBENT DIRECTORS

      Class I - TERMS EXPIRING AT 2001 ANNUAL MEETING

      Mark Alper, 54, became a director on July 11, 1997 and is a Vice President of the Company. Mr. Alper has been an employee of one of the Company's original founding subsidiaries since 1971 and served as its President from 1995 to 1999.

      Craig R. Doveala, 48, became a director on July 11, 1997, is a Senior Vice President of the Company and is responsible for the operations of the Company's Specialty Metals Group. Mr. Doveala is also the CEO of one of the Company's original founding subsidiaries and was its President from 1990 to 1998.

      Steven S. Harter, 38, has been a director of the Company since July 1996. Mr. Harter is the President of Notre Capital Ventures II, LLC ("Notre"). Prior to becoming the President of Notre, Mr. Harter was Senior Vice President of Notre Capital Ventures, Ltd. From April 1989 to June 1993, Mr. Harter was Director of Mergers and Acquisitions for Allwaste, Inc., an environmental services company. From May 1984 to April 1989, Mr. Harter was a certified public accountant with Arthur Andersen LLP. Mr. Harter also serves as a member of the Board of Directors of Comfort Systems USA, Inc.

      Patrick A. Notestine, 53, became a director on July 11, 1997 and is Vice President of the Company's Flat- Rolled Steel Group. He has served as the President of one of the Company's original founding subsidiaries since 1988.

      Richard A. Singer, 54, became a director on July 11, 1997, is Senior Vice President of the Company and is responsible for the operations of the Company's Heavy Carbon Group. Since 1972, he has served as Chief Executive Officer of one of the Company's original founding subsidiaries.

      Thomas J. Shapiro, 48, became a director on May 20, 1998, is Senior Vice President of the Company and is responsible for the operations of the Company's Flat-Rolled Steel Group. He has been President and CEO of one of the Company's subsidiaries since 1988 and its employee since 1973.

      Class II - TERMS EXPIRING AT 2002 ANNUAL MEETING

      Arnold W. Bradburd, 75, became a director on July 11, 1997, has served as Chairman of the Board of Directors of the Company since October, 1999 and was previously Vice-Chairman of the Board of Directors. He has been employed by one of the Company's original founding subsidiaries since 1974, serving as Chairman of its Board and as Chief Executive Officer from 1979 to 1998. Mr. Bradburd has served as National Secretary of the Association of Steel Distributors and as Chairman of the Steel Service Center Institute ("SSCI").

      Richard H. Kristinik, 61, became a director on July 11, 1997. He was Chairman of the Board and Chief Executive Officer of Coach USA, Inc., from March 1996 until his retirement in November 1998 and served as a board member until April, 1999. From 1973 to 1996, Mr. Kristinik was a partner with Arthur Andersen LLP. The majority of this time was in its Houston office. Additionally, he served as Managing Partner of the Tulsa Office from 1979 to 1984 and Managing Partner of the Denver office from 1985 to 1989.

      J. Michael Kirksey, 44, became a director on April 30, 1997 and has served as President and Chief Executive Officer since October, 1999. From December 1996 until October 1999, Mr. Kirksey served as Senior Vice President and Chief Financial Officer of the Company. From 1995 to February 1997, Mr. Kirksey was Director - Business Development and Acquisitions of Keystone International, Inc. ("Keystone"); from 1993 to 1995 was Vice President of Finance for Keystone's European operations based in Brussels, Belgium; and from 1989 to 1993 was Vice President and Controller of Keystone. From 1976 to 1989, Mr. Kirksey was a certified public accountant with Arthur Andersen LLP.

      Franklin Myers, 47, has been Senior Vice President and General Counsel of Cooper Cameron Corporation ("Cooper Cameron") since April, 1995. Mr. Myers is also the President of the Cooper Energy Services Division of Cooper Cameron. Prior to joining Cooper Cameron, Mr. Myers was Senior Vice President and General Counsel of Baker Hughes, Inc. from 1988 until 1995. He currently serves as a member of the Board of Directors of Reunion Industries, Inc.

      William L. Transier, 45, has been Executive Vice President and Chief Financial Officer of Ocean Energy, Inc. ("Ocean") since March 1999 and served as Chief Financial Officer of Seagull Energy Corporation from April 1996 until it merged with Ocean in March 1999. From 1976 to 1996, Mr. Transier was an audit partner at KPMG Peat Marwick LLP ("Peat Marwick") and served as National Industry Director at Peat Marwick prior to joining Seagull.

                       GENERAL INFORMATION WITH RESPECT
                           TO THE BOARD OF DIRECTORS

MEETINGS

      During the year ended December 31, 1999, the Board of Directors held 8 meetings and acted one time by unanimous consent. During 1999, each member of the Board of Directors attended at least 75% of all meetings of the Board of Directors and committees of the Board of Directors of which such director was a member. There are six standing committees of the Board of Directors.

COMMITTEES OF THE BOARD

      AUDIT COMMITTEE. The Audit Committee consists of William L. Transier (Chairman), Steven S. Harter, Tommy E. Knight and Richard H. Kristinik. The Audit Committee: (i) makes recommendations to the Board of Directors with respect to the independent auditors who conduct the annual examination of the Company's accounts; (ii) reviews the scope of the annual audit and meets periodically with the Company's independent auditors to review their findings and recommendations; (iii) reviews quarterly financial information and earnings releases prior to dissemination to the public; (iv) approves major accounting policies or changes thereto; and (v) periodically reviews principal internal controls to assure that the Company is maintaining a sound and effective system of financial controls. During 1999, the Audit Committee held four meetings.

      ACQUISITIONS COMMITTEE. The Acquisitions Committee consists of Steven S. Harter (Chairman), Arnold W. Bradburd, J. Michael Kirksey, Lester G. Peterson, Craig R. Doveala, Mark Alper, A. Leon Jeffreys, and Patrick A. Notestine. The Acquisitions Committee reviews and monitors the strategic direction of the Company's acquisition program and, within guidelines established by the Board of Directors, has authority to approve offers and the form of consideration to be offered for the acquisition of other businesses. During 1999, the Acquisitions Committee held one meeting.

      COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE. The Compensation and Management Development Committee consists of Tommy E. Knight (Chairman), Steven
S. Harter, Franklin Myers and T. William Porter. The Compensation and Management Development Committee periodically determines the amount and form of compensation and benefits payable to all principal officers and certain other management personnel. This committee also performs the duties of administration with respect to the Company's incentive compensation plan. See "Report of Compensation and Management Development Committee on Executive Compensation." During 1999, the Compensation and Management Development Committee held seven meetings and acted seven times by unanimous consent.

      EXECUTIVE COMMITTEE. The Executive Committee consists of J. Michael Kirksey (Chairman), Arnold W. Bradburd, Richard A. Singer, T. William Porter and Thomas J. Shapiro. The Executive Committee has such authority as is delegated to it from time to time by the full Board of Directors. During 1999, the Executive Committee did not meet.

      NOMINATING AND CORPORATE GOVERNANCE COMMITTEE. The Nominating and Corporate Governance Committee consists of Mark Alper (Chairman), Patrick A. Notestine, T. William Porter, A. Leon Jeffreys and Lester G. Peterson. The Nominating and Corporate Governance Committee reviews the size and composition of the Board of Directors, designates new directors by class, interviews new director candidates and makes recommendations with respect to nominations for the election of directors. During 1999, the Nominating and Corporate Governance Committee held three meetings.

      TECHNOLOGY COMMITTEE. The Technology Committee consists of J. Michael Kirksey (Chairman), Arnold W. Bradburd, Craig R. Doveala, Richard A. Singer and Thomas J. Shapiro. The Technology Committee was established to oversee the development and integration of informational systems used by the Company and its subsidiaries. During 1999, the Technology Committee held one meeting.

DIRECTORS' COMPENSATION

      During 1999, each non-employee director was paid a fee of $2,000 for each meeting of the full Board. Non-employee directors of the Company also receive $1,000 for each committee meeting attended, unless held the same day as a meeting of the full Board, and are reimbursed for all expenses relating to attendance at meetings. The Company paid aggregate fees of $100,000 to non-employee directors of the Company in connection with the Board of Directors' and committee meetings in 1999. The Company does not pay director fees to directors who also are employees of the Company. No member of the Board of Directors was paid compensation during 1999 for his service as a director of the Company other than pursuant to the standard compensation arrangement described above. Non-employee directors also receive annual stock option awards pursuant to the Company's 1997 Non-Employee Directors' Stock Plan (the "Directors' Plan"), which was adopted by the Board of Directors and approved by the Company's stockholders in April 1997.

      The Directors' Plan provides for the automatic grant to each non-employee director of an option to purchase 10,000 shares of Common Stock upon such person's initial election as a director. Options to purchase 10,000 shares of Common Stock were granted to Messrs. Harter, Knight, Kristinik and Porter in 1997 and to Messrs. Transier and Myers in 1999 pursuant to the Directors' Plan. The Directors' Plan also provides for an automatic annual grant to each non-employee director of an option to purchase 5,000 shares of Common Stock at each annual meeting of stockholders unless the first annual meeting of stockholders following a person's initial election as a non-employee director is within three months of the date of such election. These options will have an exercise price per share equal to the fair market value of a share at the date of grant. Options granted under the Directors' Plan will expire at the earlier of 10 years from the date of grant or one year after termination of service as a director, and options will be immediately exercisable. In addition, the Directors' Plan permits non-employee directors to elect to receive, in lieu of cash directors' fees, shares or credits representing "deferred shares" that may be settled at future dates, as elected by the director. The number of shares or deferred shares received will be equal to the number of shares which, at the date the fees would otherwise be payable, will have an aggregate fair market value equal to the amount of such fees.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                AND MANAGEMENT

      The following table sets forth information as of March 31, 2000 with respect to beneficial ownership of the Company's Common Stock by (i) each director and nominee for director, (ii) each executive officer, (iii) all executive officers and directors as a group, and (iv) each person known to the Company to beneficially own 5% or more of the outstanding shares of its Common Stock. The address of all such persons is c/o Metals USA, Inc., Three Riverway, Suite 600, Houston, Texas 77056. Unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to the shares beneficially owned.

                                                                                                    NUMBER OF SHARES
                                                                                                      THAT MAY BE
                                                                                                    ACQUIRED WITHIN
                                                                                   NUMBER OF SHARES    60 DAYS BY
                                                                                     BENEFICIALLY     EXERCISE OF
       BENEFICIAL OWNER                                                                 OWNED           OPTIONS          PERCENTAGE
       ----------------                                                               ----------       ----------        ----------
Toby L. Jeffreys(1) ...........................................................        2,478,347                                6.7%
David L. Babson & Co., Inc. ...................................................        2,108,500                                5.7%
Arnold W. Bradburd ............................................................        1,757,814                                4.7%
Thomas J. Shapiro(2) ..........................................................        1,639,432            4,000               4.4%
A. Leon Jeffreys(1) ...........................................................        1,179,438                                3.2%
Steven S. Harter(3) ...........................................................        1,021,048           20,000               2.7%
Lester G. Peterson ............................................................          477,544                                1.3%
Richard A. Singer .............................................................          464,062            4,000               1.3%
Patrick A. Notestine ..........................................................          398,703                                1.1%
Craig R. Doveala ..............................................................          334,497            2,000                 *
Mark Alper ....................................................................          290,635                                  *
J. Michael Kirksey(4) .........................................................          112,000           44,000                 *
John A. Hageman(5) ............................................................           74,480           33,000                 *
Keith E. St. Clair(6) .........................................................           60,000           23,000                 *
Richard H. Kristinik ..........................................................           20,000           20,000                 *
T. William Porter .............................................................           15,000           20,000                 *
Tommy E. Knight ...............................................................           10,000           20,000                 *
Franklin Myers ................................................................           10,000           10,000                 *
William L. Transier ...........................................................             --             10,000                 *
                                                                                      ----------       ----------        ----------
All executive officers and directors as
  a group (18 persons)(7) .....................................................       11,366,805          210,000              31.1%
                                                                                      ==========       ==========        ==========

*Less than 1%.

(1) Includes 1,084,695 shares of Common Stock held by the Jeffreys Family Partnership, of which Mr. Toby L. Jeffreys and Mr. A. Leon Jeffreys are general partners.

(2) Includes 164,850 shares of Common Stock held by various trusts for which Mr. Shapiro is a Trustee.

(3) Includes 1,011,048 shares of Restricted Voting Common Stock held by Harter Venture Partners, Ltd., of which Mr. Harter is a general partner. Mr. Harter disclaims beneficial ownership of 178,420 shares held in trust for Mr. Harter's Minor Children of which neither he nor his wife is a trustee.

(4) Includes 10,000 shares of Common Stock held by Mr. Kirksey's minor children and of which he is custodian.

(5) Includes 15,000 shares of Common Stock held by Mr. Hageman's minor children and of which he is custodian.

(6) Includes 4,000 shares of Common Stock held by Mr. St. Clair's minor children and of which he is custodian.

(7) This amount has been adjusted to eliminate any duplication of beneficial ownership attributable to the 1,084,695 shares owned by the Jeffreys Family Partnership and the shares of Common Stock issuable pursuant to the exercise of Stock Options.

                              EXECUTIVE OFFICERS

      The Board elects executive officers annually at its first meeting following the annual meeting of stockholders. Information concerning Messrs. Singer, Doveala, Bradburd, Kirksey, and Shapiro is set forth above under "Election of Directors." Information concerning Messrs. St. Clair and Hageman is set forth below.

      Keith E. St. Clair, 43, became Senior Vice President and Chief Financial Officer of the Company in October 1999 and was previously Vice President and Treasurer of the Company since April 1997. From 1987 to March, 1997, Mr. St. Clair served as Corporate Controller of Gundle/SLT Environmental, Inc., a publicly traded manufacturer and installer of synthetic lining systems. From 1980 to 1986, Mr. St. Clair was a certified public accountant with Arthur Andersen LLP.

      John A. Hageman, 45, became Senior Vice President, General Counsel and Secretary of the Company in April 1997. From July, 1987 through March, 1997, Mr. Hageman was Senior Vice President of Legal Affairs, General Counsel and Secretary of Physician Corporation of America, a publicly-traded health maintenance organization. From 1981 to 1987, Mr. Hageman was in private practice in Wichita, Kansas.

                      COMPENSATION OF EXECUTIVE OFFICERS

      The following table provides certain summary information concerning compensation earned by the Company's Chief Executive Officer and each of the five other most highly compensated executive officers (the "Named Executive Officers") during the year ended December 31, 1999.

                                                  ANNUAL COMPENSATION              LONG-TERM COMPENSATION
                                            --------------------------------------- ------------------------------
                                                                     OTHER ANNUAL    RESTRICTED        NUMBER OF       ALL OTHER
                                             SALARY         BONUS    OMPENSATION    STOCK AWARDS        OPTIONS       COMPENSATION
   NAME AND PRINCIPAL POSITION        YEAR   ($) (5)         ($)         ($)             ($)            GRANTED         ($)(6)
   ----------------------------       ----  -----------  ----------- -------------- ---------------   ------------ -----------------
Arthur L. French.................     1999      250,000       20,000           ----            ----           ----            11,559
     Chief Executive Officer(1)       1998      150,000      100,000           ----            ----           ----             8,409
                                      1997       75,000       50,000           ----            ----        200,000             1,465

J. Michael Kirksey...............     1999      250,000       25,000           ----            ----        200,000             6,228
     Chief Executive Officer(2)       1998      150,000      100,000           ----            ----         20,000             3,542
                                      1997       75,000       40,000           ----            ----        100,000               266

Thomas J. Shapiro................     1999      200,000      104,825           ----            ----           ----             4,800
     Senior Vice President            1998      150,000       75,000           ----            ----         20,000             3,779
                                      1997       25,000         ----           ----            ----           ----               533

Keith E. St. Clair...............     1999      175,000       35,000           ----            ----         50,000             4,524
     Senior Vice President            1998      100,000       50,000           ----            ----         15,000             2,350
     And Chief Financial Officer(3)   1997       50,000       25,000           ----            ----         50,000               158

John A. Hageman..................     1999      175,000       30,000           ----            ----         15,000             7,299
    Senior Vice President             1998      150,000       75,000           ----            ----         15,000             5,667
    And General Counsel               1997       65,000       20,000           ----            ----         75,000               666

Richard A. Singer................     1999      200,000       26,250           ----            ----           ----             5,051
    Senior Vice President             1998      150,000      100,000           ----            ----         20,000             5,764
                                      1997       75,000         ----           ----            ----           ----               470

Craig R. Doveala ................     1999      165,000       94,500           ----            ----           ----              ----
    Senior Vice President(4)          1998      150,000       75,000           ----            ----         10,000              ----
                                      1997       75,000         ----           ----            ----           ----              ----

(1)   Served as CEO from January 1    , 1999 through October 26, 1999.

(2)   Became CEO effective October     26, 1999.

(3)   Became Senior Vice President and CFO effective October 26, 1999.

(4)   Became Senior Vice President effective February 22, 2000.

(5) With respect to 1997 compensation, reflects compensation from July 11, 1997 to December 31, 1997, except for Mr. Shapiro's compensation from October 29, 1997.

(6) Includes the sums of the values of (a) Company contributions to 401(k) plans of the Company and (b) premiums paid by the Company for term life insurance for the benefit of the insured. The amounts described in clauses
      (a) and (b) above for each of the Named Executive Officers on the 1999 line are set forth below:

                                                   (A)    (B)
                                                  -----  -----
                 Arthur L. French ..............  4,800  6,759
                 J. Michael Kirksey ............  4,800  1,428
                 Thomas J. Shapiro .............  4,800   --
                 Keith E. St. Clair ............  3,575    949
                 John A. Hageman ...............  4,286  3,013
                 Richard A. Singer .............  4,625    426
                 Craig R. Doveala ..............   --     --

                                 STOCK OPTIONS

  The following table reflects certain information regarding stock options granted to the Named Executive Officers during 1999.

                              OPTION GRANTS IN 1999

                                                                                      INDIVIDUAL GRANTS
                                                       -----------------------------------------------------------------------------
                                                        NUMBER OF
                                                       SECURITIES
                                                       UNDERLYING     PERCENT OF TOTAL                                 PRESENT VALUE
                                                         OPTIONS     OPTIONS GRANTED TO   EXERCISE       EXPIRATION    AT GRANT DATE
NAME                                                     GRANTED     EMPLOYEES IN 1999     PRICE            DATE            (1)
----                                                   ------------  ------------------ ------------    ------------    ------------
Arthur L. French ..................................            --              --               --              --              --
J.  Michael Kirksey ...............................         200,000            27.3%    $      7.875        10/27/09    $    950,000
Thomas J. Shapiro .................................            --              --               --              --              --
Keith E. St. Clair ................................          50,000             6.8%           7.875        10/27/09         237,500
John A. Hageman ...................................          15,000             2.1%           7.875        10/27/09          71,250
Richard A. Singer .................................            --              --               --              --              --
Craig R. Doveala ..................................            --              --               --              --              --

(1) Computed using the Black-Scholes model, with the following assumptions: expected price volatility -- 46.06% risk free rate of return -- 5.91%, expected dividend yield -- 0%, and the expected life of the option was 7.5 years.

      The following table reflects certain information concerning the number of unexercised options held by the Named Executive Officers and the value of such officers' unexercised options as of December 31, 1999. No options were exercised by the Named Executive Officers during the year ended December 31, 1999.

                          YEAR END 1999 OPTION VALUES

                                                                          NUMBER OF                        VALUE OF UNEXERCISED
                                                                     UNEXERCISED OPTIONS                  "IN-THE-MONEY" OPTIONS
                                                                    AT DECEMBER 31, 1999                 AT DECEMBER 31, 1999 (1)
                                                               -------------------------------       -------------------------------
                          NAME                                 EXERCISABLE       UNEXERCISABLE       EXERCISABLE       UNEXERCISABLE
                          ----                                 ------------       ------------       ------------       ------------
Arthur L. French .......................................            200,000               --                    0                  0
J. Michael Kirksey .....................................             44,000            276,000                  0       $    125,000
Thomas J. Shapiro ......................................              4,000             16,000                  0                  0
Keith E. St. Clair .....................................             23,000             92,000                  0             31,250
John A. Hageman ........................................             33,000             72,000                  0              9,375
Richard A. Singer ......................................              4,000             16,000                  0                  0
Craig R. Doveala .......................................              2,000              8,000                  0                  0

(1) Options are "in-the-money" if the closing market price of the Company's Common Stock exceeds the exercise price of the options. The exercise price of the options granted in 1997 to Messrs. French, Kirksey (100,000), St. Clair (50,000) and Hageman (75,000) is $10.00 per share. The exercise price of the options granted in 1998 to Messrs. Kirksey (20,000), Shapiro, St. Clair (15,000), Hageman (15,000), Singer and Doveala is $14.75 per share. The exercise price of the options granted in 1999 to Messrs. Kirksey (200,000), St. Clair (50,000) and Hageman (15,000) is $7.875 per
      share. As of December 31, 1999, the market price of the stock was $8.50.

                            STOCK PERFORMANCE GRAPH

      The following performance graph compares the Company's cumulative total stockholder return on its Common Stock with the cumulative total return of the Standard & Poors 500 Index, and a peer group index comprised of Gibralter Steel Corp. (ROCK), Reliance Steel & Aluminum Co. (RS), Ryerson Tull, Inc. (RT), Shiloh Industries, Inc. (SHLO), Steel Technologies, Inc. (STTX) and Olympic Steel, Inc. (ZEUS)("Peer Group") . The cumulative total return computations set forth in the Performance Graph assumes the investment of $100 in the Company's Common Stock, the Standard & Poors 500 Index, and the Peer Group on July 11, 1997.

                 [LINEAR GRAPH PLOTTED FROM DATA IN TABLE BELOW]

   JULY 11, 1997         SEPTEMBER 30, 1997     DECEMBER 31, 1997
--------------------    --------------------   --------------------
MUI           100.00    MUI          145.294   MUI          143.529
S&P 500       100.00    S&P 500      103.338   S&P 500      105.864
PEER GROUP    100.00    PEER GROUP    96.490   PEER GROUP    88.424


   MARCH 31, 1998           JUNE 30, 1998       SEPTEMBER 30, 1998
---------------------   --------------------   --------------------
MUI           180.0     MUI          162.353   MUI          100.0
S&P 500       120.189   S&P 500      123.690   S&P 500      110.945
PEER GROUP    112.176   PEER GROUP   109.205   PEER GROUP    88.016


  DECEMBER 31, 1998        MARCH 31, 1999         JUNE 30, 1999
---------------------   --------------------   --------------------
MUI            91.765   MUI           82.353   MUI          120.0
S&P 500       134.096   S&P 500      140.329   S&P 500      149.748
PEER GROUP     75.873   PEER GROUP    73.221   PEER GROUP    97.805


 SEPTEMBER 30, 1999      DECEMBER 31, 1999        MARCH 30, 2000
---------------------   --------------------   --------------------
MUI            95.882   MUI           80.0     MUI           64.706
S&P 500       139.930   S&P 500      160.279   S&P 500      162.316
PEER GROUP     87.542   PEER GROUP    89.919   PEER GROUP    74.615

          REPORT OF COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE
                           ON EXECUTIVE COMPENSATION

      The Compensation and Management Development Committee determines the amount and form of compensation and benefits payable to all executive officers, including the Named Executive Officers, and certain other management personnel. The Compensation and Management Development Committee currently consists of four
(4) members, none of whom is a current or former employee or officer of the Company except Mr. Harter, who served as President of the Company from July 3, 1996 to December 14, 1996, during which the Company had no operations and for which he received no compensation.

      The Compensation and Management Development Committee has instituted an executive compensation structure designed to attract and retain highly qualified executives and to motivate them to maximize stockholder returns. In order to reach this goal, the Named Executive Officers' compensation program has three components: base salary, bonus potential, and stock-based incentives.

BASE SALARY

      At the time of the Company's IPO in 1997, the Company's executive compensation philosophy relied principally on enterprise value as the primary motivating factor for executive performance. Salaries were initially set at what the Company believes were levels below that customarily paid by companies of similar revenues and market capitalization. In 1999, executive base salaries were increased toward more current market rates and in connection with increased job responsibilities. Substantially all current executive officers have employment agreements that establish a minimum base salary. See "Employment Agreements."

SHORT-TERM INCENTIVE COMPENSATION

      The Company's bonus program provides for cash awards based upon a specified percentage of the individual's base salary. Executive bonuses are dependent upon the extent to which corporate, or product group performance goals were achieved. The objectives for both the Chief Executive and Chief Financial Officers in 1999 were primarily related to the Company's overall profitability, improvements in cash flow and other corporate goals. The objectives for product group presidents were primarily related to corporate and product group operating profits, improved inventory turns and safety performance. The actual awards paid in respect of the year ended December 31, 1999 are shown in the accompanying table under the column labeled "Bonus."

LONG-TERM INCENTIVE COMPENSATION

      In April 1997, the Board of Directors and the Company's stockholders approved the Company's 1997 Long-Term Incentive Plan (the "Incentive Plan"). Pursuant to the Incentive Plan, in October 1999 the Compensation Committee approved grants of options covering 200,000 shares to Mr. Kirksey, 50,000 shares to Mr. St. Clair and 15,000 shares to Mr. Hageman.

      This report is furnished by the Compensation Management Development Committee of the Board of Directors.

                                          Tommy E. Knight, Chairman
                                          Steven S. Harter
                                          Franklin Myers
                                          T. William Porter

                             EMPLOYMENT AGREEMENTS

      In July 1997, each of Messrs. Kirksey, Hageman and St. Clair entered into an employment agreement with a subsidiary of the Company upon consummation of the Company's IPO, providing for an initial annual base salary together with a performance bonus as determined annually by the Board. Each employment agreement is for a term of three years, and unless terminated or not renewed by the Company or not renewed by the employee, the term will continue thereafter on a year-to-year basis on the same terms and conditions existing at the time of renewal. Each of these agreements provides that, in the event of a termination of employment without cause during the first three years of the employment term, the employee will be entitled to receive an amount equal to his then current salary for the remaining term of the employment agreement or one year, whichever is greater. In the event of a termination of employment without cause, the employee will be entitled to receive an amount equal to his then current salary for one year. In either case, payment is due in one lump sum on the effective date of termination. In the event of a change in control of the Company (as defined in the agreement) during the Initial Term, if the employee is not given at least five days' notice of such change in control, the employee may elect to terminate his employment and receive in one lump sum three times the amount he would receive pursuant to a termination without cause during the Initial Term. In addition, the non-competition provisions of the employment agreement would not apply. In the event the employee is given at least five days' notice of such change in control, the employee may elect to terminate his employment agreement and receive in one lump sum two times the amount he would receive pursuant to a termination without cause during the Initial Term. In such an event, the non-competition provisions of the employment agreement would apply for two years from the effective date of termination. Each employment agreement contains a covenant not to compete with the Company for a period of two years immediately following termination of employment, or in the case of termination by the Company without cause in the absence of a change in control, for a period of one year following termination of employment.

      Each of Messrs. Bradburd, Alper, Doveala, Jeffreys, Notestine, Peterson, Singer and Shapiro entered into an employment agreement with a subsidiary of the Company following the acquisition of their companies, providing for an initial annual base salary together with a performance bonus to be determined annually by the Board. Each employment agreement is for a term of five years, and unless terminated or not renewed by the respective company or not renewed by the employee, the term will continue thereafter on a year-to-year basis on the same terms and conditions existing at the time of renewal. Each of these agreements provides that, in the event of a termination of employment by the respective company without cause during the first three years of the employment term, the employee will be entitled to receive from the respective company an amount equal to his then current salary for the remaining term of the employment agreement or one year, whichever is greater. In the event of a termination of employment without cause during the final two years of the initial five-year term of the employment agreement, the employee will be entitled to receive an amount equal to his then current salary for one year. In either case, payment is due in one lump sum on the effective date of termination. In the event of a change in control of the Company (as defined in the agreement) during the Initial Term, if the employee is not given at least five days' notice of such change in control, the employee may elect to terminate his employment and receive in one lump sum three times the amount he would receive pursuant to a termination without cause during the Initial Term. In addition, the non-competition provisions of the employment agreement would not apply. In the event the employee is given at least five days' notice of such change in control, the employee may elect to terminate his employment agreement and receive in one lump sum two times the amount he would receive pursuant to a termination without cause during the Initial Term. In such an event, the non-competition provisions of the employment agreement would apply for two years from the effective date of termination. Each employment agreement contains a covenant not to compete with the Company for a period of two years immediately following termination of employment, or in the case of termination by the Company without cause in the absence of a change in control, for a period of one year following termination of employment.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

ORGANIZATION OF THE COMPANY

      In connection with the formation of the Company, the Company issued to Notre a total of 3,367,914 shares of Common Stock in exchange for services provided by an employee of Notre at a cost of $35,375 to Notre. Mr. Harter is the President of Notre and a director of the Company. In April 1997, Notre exchanged 3,122,914 shares of Common Stock for 3,122,914 shares of Restricted Voting Common Stock. Prior to the consummation of the IPO, Notre advanced to the Company $1,310,000 to enable the Company to effect the Mergers and the IPO. All of Notre's advances were repaid from the net proceeds of the IPO. Subsequent to the IPO, Notre distributed its shares to its owners.

      From December 1996 through April 1997, the Company issued a total of 255,000 shares of Common Stock (as adjusted for a 135.81-to-one stock split) at $.01 per share to executive officers, as follows: Mr. Kirksey -- 120,000 shares, Mr. St. Clair -- 60,000 shares, and Mr. Hageman -- 75,000 shares. The Company also issued 1,130,500 shares of Common Stock at $0.01 per share to other employees of and consultants to the Company, including a total of 405,000 shares of Common Stock to persons who became directors of the Company upon consummation of the IPO. The Company also granted options to purchase 10,000 shares of Common Stock under the Directors' Plan, effective upon the consummation of the IPO to Messrs. Knight, Kristinik, Porter and Harter.

      The aggregate consideration paid by the Company for the eight companies acquired in the IPO and the subsequent acquisitions (the "Acquired Companies") consisted of $380.1 million in cash, 26,959,881 shares of Common Stock, $7.6 million in notes, plus the assumption of approximately $249.2 million of indebtedness. The consideration paid by the Company for each of the Acquired Companies was determined by negotiation between representatives of each Acquired Company and was based primarily upon the pro forma adjusted net income of each Acquired Company.

      Pursuant to the agreements that were entered into in connection with the acquisitions of the Acquired Companies, the principal stockholders of the Acquired Companies have agreed not to compete with the Company for five years, effective on the respective dates of acquisition.

LEASES OF FACILITIES AND PERSONAL PROPERTY

      The Levinson Steel Company, L.P. ("Levinson") leases the facilities located in Philadelphia, Pennsylvania and Baltimore, Maryland from Warehouse Real Estate Associates ("WREA")(reorganized as Warehouse Real Estate Associates, L.P.), a partnership controlled by Mr. Bradburd, the Chairman of the Company, and his wife. The leases were for an initial term of ten years (beginning July, 1999) and provide for a total annual rental of $234,000 during the initial five years, to be adjusted to an applicable current market rate during the second five years. At the conclusion of the initial lease term, Levinson has agreed to purchase the real estate from WREA at a price to be determined by averaging two or more independent appraisals. In 1998, Levinson leased the facilities located in Ambridge, Pennsylvania from Warehouse Real Estate Associates, L.P. II, a partnership controlled by Mr. Bradburd. The lease is for a term of ten years and provides for annual rental of $450,000. At the conclusion of the lease term, Levinson/Metals is required to purchase the property at fair market value determined by two or more independent appraisals. However, Levinson/Metals may acquire the property after year eight at 90% of fair market value determined by two or more independent appraisals. Additionally, Levinson pays all utility, taxes and insurance costs on each of the leased premises. The Company believes that the rent to be paid under the leases does not exceed fair market value.

      Jeffreys Steel Company ("Jeffreys") leases two adjacent tracts of real property located in Wilmington, North Carolina from The Alper Company, a partnership of which Mr. Alper, a director and Vice President of the Company, is a controlling person. The lease on one tract of real property is for a term of 20 years, expires in 2017 and provides for an annual rental of $40,000. The rent will be adjusted every five years in accordance with the Consumer Price Index ("CPI"). At the conclusion of the tenth year of the lease, Jeffreys has the option to purchase the real property from The Alper Company for an amount equal to the average of three independent appraisals. If Jeffreys does not exercise its option, the annual rental will be adjusted to reflect a ten year amortization of the fair market value of the property. The lease on the other tract of real property is for a term of 20 years, expires in 2017 and provides for an annual rental of $137,200. The rent will be adjusted every five years in accordance with the CPI. Jeffreys will pay for all utilities, taxes and insurance on the leased properties. The Company believes that the rent for the properties does not exceed fair market value.

      Jeffreys has a lease agreement for the use of executive aircraft with J-Air, Inc., an entity controlled by Mr. Toby Jeffreys, President and Chief Executive Officer of Jeffreys. The term of the lease runs from January 1, 1999 to December 31, 2000 with a flat rate of $2,000 per hour and ten roundtrip flights between Mobile, Alabama and Houston, Texas at a flat rate of $1,500 per hour each calendar year. Jeffreys is not obligated, however, to use the aircraft at any time during the lease term.

      Steel Service Systems leased certain real property located in Horicon, Wisconsin from July, 1997 to March, 2000 from an entity owned in part by Mr. Doveala, a director and Senior Vice President of the Company. Mr. Doveala's investment group sold the property to an unrelated third party in March, 2000. The original lease for real property expired in 2007 and provided for an annual rental of $420,000.

      Uni-Steel, Inc. leases certain real property located in Enid, Oklahoma from Garfield Development, LLC, an entity owned in part by Mr. Singer, a Senior Vice President and director of the Company. The lease for the real property has a ten-year term and provides for an annual rental of $115,000. The rent rate will be adjusted every five years in accordance with the CPI. The Company believes that the rent for the property does not exceed fair market value.

      Williams Steel & Supply Co., Inc. ("Williams") leases certain real property located in Milwaukee, Wisconsin from PP&W, L.L.C., an entity owned in part by Mr. Peterson, a director of the Company. The lease for the rental property expires on December 31, 2011, and provides for an annual rental of $458,950. The rent will be adjusted every five years in accordance with the CPI. Additionally, Williams pays for all utilities, taxes and insurance on the leased premises. The Company believes that the rent for the property does not exceed fair market value.

OTHER TRANSACTIONS

      On or about July 11, 1997, one of the Company's original founding subsidiaries purchased certain equipment from WREA for $530,000. WREA is controlled by Mr. Bradburd, the Chairman of the Company. The Company believes that the purchase price for the equipment does not exceed the fair market value thereof.

      Jeffreys provides administrative services to Southern Metals Recycling, Inc. ("Southern"), an entity owned in part by Mr. Alper, a director and Vice President of the Company. In its last fiscal year, Jeffreys provided services, billed Southern $204,456 for these services and sold scrap metal to Southern in the amount of $12,510. The Company believes that the fees charged for such services represent the fair market value of such services.

COMPANY POLICY

      All transactions with directors, officers, employees or affiliates of the Company or its subsidiaries must be approved in advance by a majority of disinterested members of the Board of Directors.

         COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE INTERLOCKS
                           AND INSIDER PARTICIPATION

      In 1999, the members of the Compensation and Management Development Committee were Messrs. Porter, Harter, Knight and Myers.

      Mr. Harter served as president of the Company during 1996, and he is the President of Notre and a director of the Company. In connection with the formation of the Company, the Company issued to Notre a total of 3,367,914 shares of Common Stock for aggregate consideration of $35,375. In April 1997, Notre exchanged 3,122,914 shares of Common Stock for 3,122,914 shares of Restricted Voting Common Stock. Prior to the consummation of the IPO, Notre advanced to the Company $1,310,000 to enable the Company to effect the Mergers and the IPO. All of Notre's advances were repaid from the net proceeds of the IPO. Subsequent to the IPO, Notre distributed its shares to its owners.

             RATIFICATION OF APPOINTMENT OF AUDITORS (Proposal 2)

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO RATIFY THE SELECTION OF ARTHUR ANDERSEN LLP AS THE COMPANY'S INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS TO AUDIT THE COMPANY'S CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEAR ENDING DECEMBER 31, 2000. THE SHARES OF COMMON STOCK REPRESENTED BY RETURNED PROXY CARDS WILL BE VOTED FOR THE PROPOSAL TO RATIFY THE APPOINTMENT OF THE AUDITORS UNLESS OTHERWISE SPECIFIED.

      At the Annual Meeting a vote will be taken on the proposal to ratify the appointment by the Board of Directors of Arthur Andersen LLP, independent certified public accountants, as auditors of the Company's consolidated financial statements for the year ending December 31, 2000. Arthur Andersen audited the consolidated financial statements of the Company for the years ended December 31, 1999, 1998 and 1997.

      Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting, with the opportunity to make a statement should they choose to do so, and to be available to respond to appropriate questions.

                     COMPLIANCE WITH SECTION 16(a) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and persons holding more than ten percent of a registered class of the Company's equity securities to file with the Securities and Exchange Commission ("SEC") and any stock exchange or automated quotation system on which the Common Stock may then be listed or quoted (i) initial reports of ownership, (ii) reports of changes in ownership and (iii) annual reports of ownership of Common Stock and other equity securities of the Company. Such directors, officers and ten-percent stockholders are also required to furnish the Company with copies of all such filed reports.

      Based solely upon review of the copies of such reports furnished to the Company and written representations that no other reports were required during 1999, the Company believes that all Section 16(a) reporting requirements related to the Company's directors and executive officers were timely fulfilled during 1999, with the exception of Mr. St. Clair, who completed the appropriate SEC form for an initial filing but, due to an administrative error at the Company, such SEC form was not filed timely with the SEC.

                                ANNUAL REPORTS

      The Company's Annual Report to stockholders accompanies this Proxy Statement. The Company filed its Annual Report on Form 10-K for the year ended December 31, 1999 with the Securities and Exchange Commission on or about March 30, 2000. A copy of the Form 10-K, including any financial statements and schedules and a list describing any exhibits not contained therein, accompanies this Proxy Statement and a copy may also be obtained without charge to any stockholder. Written requests for copies of the report should be directed to John A. Hageman, Secretary, Metals USA, Inc., Three Riverway, Suite 600, Houston, Texas 77056.

               DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS

      Proposals of stockholders intended to be presented at the Company's 2001 Annual Meeting of Stockholders must be received by the Secretary of the Company no later than January 20, 2001, and must otherwise comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934.

      The Company's Bylaws establish procedures, including advance notice procedures, with regard to the nomination other than by or at the direction of the Board of Directors, of candidates for election as directors and with regard to certain matters to be brought before meetings of stockholders of the Company. The Bylaws also contain procedures for regulation of the order of business and conduct of stockholder meetings, the authority of the presiding officer and attendance at such meetings.

                                 OTHER MATTERS

      The Board of Directors knows of no matters that are expected to be presented at the Annual Meeting other than those described in this proxy statement. Should any other matter properly come before the Annual Meeting, however, the persons named in the form of proxy accompanying this proxy statement will vote all shares represented by proxies in accordance with their best judgment on such matters.

--------------------------------------------------------------------------------
P R O X Y                                                              P R O X Y

                                METALS USA, INC.
                         ANNUAL MEETING OF STOCKHOLDERS

            Solicited by the Board of Directors of Metals USA, Inc.

      The undersigned hereby appoints J. Michael Kirksey and Keith E. St. Clair, and each of them individu- ally, as proxies with full power of substitution, to vote all shares of Common Stock of Metals USA, Inc. that the undersigned is entitled to vote at the Annual Meeting of Stockholders thereof to be held on May 17, 2000, or at any adjournment or postponement thereof, as follows:

      Any executed proxy which does not designate a vote shall be deemed to grant authority for any item not designated.

                                SEE REVERSE SIDE
                            ^ Fold and Detach Here ^
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
/X/   Please mark your                                                      2223
      votes as in this
      example.
--------------------------------------------------------------------------------
ALL SHARES WILL BE VOTED AS DIRECTED HEREIN AND, UNLESS OTHERWISE DIRECTED, WILL BE VOTED "FOR" PROPOSAL 1 (ALL NOMINEES), "FOR" PROPOSAL 2, AND IN ACCORDANCE WITH THE DISCRETION OF THE PERSON VOTING THE PROXY WITH RESPECT TO ANY OTHER BUSINESS PROPERLY BROUGHT BEFORE THE MEETING.
--------------------------------------------------------------------------------

/_/  FOR WITHHELD      /_/  FOR      /_/  AGAINST      /_/  ABSTAIN

1. Election of Directors.

NOMINEES:

1. A. Leon Jeffreys, 2. Tommy E. Knight, 3. Lester G. Peterson and 4. T. William Porter to hold office until the 2003 Annual Meeting and until their successors are elected and qualified

2. Ratification of appointment of Arthur Andersen LLP as auditors for the company

/_/  FOR      /_/  AGAINST      /_/  ABSTAIN

INSTRUCTION: to withhold authority to vote for any individual nominee, write the nominee's name in the space provided here.

Please check the following box if you plan to attend the Annual Meeting of Stockholders in person. /_/
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YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO A VOTE THEREON.

Please sign exactly as name appears on this card. Joint owners should each sign. Executors, administrators, trustees, etc., should give their full titles. Please complete, sign and promptly mail this proxy in the enclosed envelope.

______________________________________          __________________
          SIGNATURE (S)                                DATE

                            ^ Fold and Detach Here ^
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             NOW YOU CAN VOTE YOUR SHARES BY TELEPHONE OR INTERNET!
       QUICK * EASY * IMMEDIATE * AVAILABLE 24 HOURS A DAY * 7 DAY A WEEK

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, and returned your proxy card. To vote by phone or Internet, please follow these easy steps:

TO VOTE BY PHONE

Thank you for voting!

Call toll free 1-877-PRX-VOTE (1-877-779-8683) on a touch tone telephone. Shareholders residing outside the United States, Canada and Puerto Rico should call 1-201-536-8073. Telephone voting will be available until 8:00 a.m., Eastern time, the morning of the Annual Meeting.

Use the Control Number located in the box above, just below the perforation. Enter the Control Number and pound signs (#) exactly as they appear. Follow the recorded instructions.


TO VOTE BY INTERNET

Log onto http://www.eproxyvote.com/mui which will be available until midnight, Eastern time, on May 17, 2000. Follow the instructions on the screen.
You can also elect to receive future shareholder materials electronically at this web site. Simply log onto: http://www.eproxyvote.com/mui and follow the instructions on the screen to receive these materials electronically.

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P R O X Y                                                              P R O X Y

                                METALS USA, INC.
                         ANNUAL MEETING OF STOCKHOLDERS

                        (RESTRICTED VOTING COMMON STOCK)

            Solicited by the Board of Directors of Metals USA, Inc.

      The undersigned hereby appoints J. Michael Kirksey and Keith E. St. Clair, and each of them individu-ally, as proxies with full power of substitution, to vote all shares of Restricted Voting Common Stock of Metals USA, Inc. that the undersigned is entitled to vote at the Annual Meeting of Stockholders thereof to be held on May 17, 2000, or at any adjournment or postponement thereof, as follows:

      Any executed proxy which does not designate a vote shall be deemed to grant authority for any item not designated.

                                SEE REVERSE SIDE
                            ^ Fold and Detach Here ^
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
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/X/   Please mark your                                                      2250
      votes as in this
      example.
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ALL SHARES WILL BE VOTED AS DIRECTED HEREIN AND, UNLESS OTHERWISE DIRECTED, WILL
BE VOTED "FOR" PROPOSAL 2, AND IN ACCORDANCE WITH THE DISCRETION OF THE PERSON VOTING THE PROXY WITH RESPECT TO ANY OTHER BUSINESS PROPERLY BROUGHT BEFORE THE MEETING.

2. Ratification of appointment of Arthur Andersen LLP as auditors for the company

/_/  FOR      /_/  AGAINST      /_/  ABSTAIN

SPECIAL NOTE:
Holders of Restricted Voting Common Stock, voting as a class, are entitled to elect one director to the Board. Such holders elected Mr. Steven S. Harter as a Class I (Term expires 2001) Director at the May 20, 1998 meeting and, therefore, are not entitled to vote in the election of directors at the May 17, 2000 meeting.

Please check the following box if you plan to attend the Annual Meeting of Stockholders in person. /_/

         YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO A VOTE THEREON.

Please sign exactly as name appears on this card. Joint owners should each sign. Executors, administrators, trustees, etc., should give their full titles. Please complete, sign and promptly mail this proxy in the enclosed envelope.

______________________________________          __________________
          SIGNATURE (S)                                DATE

                            ^ Fold and Detach Here ^
--------------------------------------------------------------------------------

             NOW YOU CAN VOTE YOUR SHARES BY TELEPHONE OR INTERNET!
       QUICK * EASY * IMMEDIATE * AVAILABLE 24 HOURS A DAY * 7 DAY A WEEK

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, and returned your proxy card. To vote by phone or Internet, please follow these easy steps:

TO VOTE BY PHONE

Thank you for voting!

Call toll free 1-877-PRX-VOTE (1-877-779-8683) on a touch tone telephone. Shareholders residing outside the United States, Canada and Puerto Rico should call 1-201-536-8073. Telephone voting will be available until 8:00 a.m., Eastern time, the morning of the Annual Meeting.

Use the Control Number located in the box above, just below the perforation. Enter the Control Number and pound signs (#) exactly as they appear. Follow the recorded instructions.

TO VOTE BY INTERNET

Log onto http://www.eproxyvote.com/mui which will be available until midnight, Eastern time, on May 17, 2000. Follow the instructions on the screen. You can also elect to receive future shareholder materials electronically at this web site. Simply log onto: http://www.eproxyvote.com/mui and follow the instructions on the screen to receive these materials electronically.